Contact:	Exhibit 99.1

Myesha Edwards
Corporate Communications & Investor Relations Cerus Corporation (925) 288-6017

Cerus to Explore Strategic Alternatives for Its Immunotherapy Programs

CONCORD, Calif.—(BUSINESS WIRE)—Cerus Corporation (NASDAQ: CERS) announced today it will explore strategic alternatives for its immunotherapy programs. The Company will consider several possible business structures, including partnering some or all of the programs within its immunotherapy business with companies having established programs in immunology or in cancer and infectious disease indications, combining its immunotherapy business with another public or private company, or spinning out the business for an equity interest in a newly-formed immunotherapy company.

In the field of immunotherapy, the Company is employing a proprietary attenuated Listeria vaccine platform to develop a series of novel therapies to treat cancer and chronic infectious diseases. The Company currently has three cancer immunotherapeutic product candidates, one of which entered Phase I human clinical trials in 2006 and a second for which an IND is scheduled to be filed in mid-2007. These product candidates are designed to stimulate both innate and adaptive immune pathways, generating highly specific and highly potent anti-tumor responses. The Company has also developed a proprietary technology platform (called Killed But Metabolically Active, or KBMA) for application to prophylactic and therapeutic vaccines against infectious diseases, including hepatitis C and HIV, and certain oncology indications.

“This decision reflects the progress that we have made in commercializing our INTERCEPT blood safety products, as well as the value that we have been building in our immunotherapy programs,” said Claes Glassell, president and chief executive officer, Cerus Corporation. “This potential corporate realignment is intended to provide opportunities for Cerus to more fully realize the potential value of our immunotherapy business, while allowing us to focus resources on our commercial-stage blood safety business.”

On May 1, 2007, the Company will host a conference call at 4:30 p.m. EDT to discuss first quarter financial results. Details of this decision will be discussed during that call. The Company emphasizes that there can be no assurance that a transaction for its immunotherapy programs will emerge from this investigation.

ABOUT CERUS

Cerus Corporation is a biopharmaceutical company that develops and commercializes novel, proprietary products in the fields of blood safety and immunotherapy to provide safer, more effective medical options to patients in areas of substantial unmet medical needs. In the field of blood safety, the company is developing and commercializing the INTERCEPT Blood System, which is based on the company’s proprietary Helinx technology and is designed to enhance the safety of donated blood components by inactivating viruses, bacteria, parasites and other pathogens, as well as potentially harmful white blood cells. In the field of immunotherapy, the company is employing its proprietary attenuated Listeria vaccine platform to develop a series of novel therapies to treat cancer, and it is applying its proprietary Killed But Metabolically Active technology platform in research and development of prophylactic and therapeutic vaccines for infectious diseases.

INTERCEPT, INTERCEPT Blood System and Helinx are trademarks of Cerus Corporation.

This press release contains forward-looking statements. For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “believes,” “estimates,” “expects,” “plans” and similar words or expressions or the negative of these words or expressions are intended to identify forward-looking statements. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation, the risks identified in the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2006. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company does not undertake any obligation to update any forward-looking statements as a result of new information, future events, changed assumptions or otherwise.

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